                                                                    Exhibit 4.10

                              DECLARATION OF TRUST

                                       OF

                              QCH CAPITAL TRUST II

ARTICLE 4   LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES

                              DECLARATION OF TRUST
                                       OF
                               QCH CAPITAL TRUST II

     DECLARATION OF TRUST ("Declaration") dated and effective as of
October 17, 2005 by the undersigned Trustees (as defined herein) and the
Parent as trust sponsor (the "Sponsor");

     WHEREAS, the Trustees and the Sponsor desire to establish the Trust (as defined herein) pursuant to the Statutory Trust Act for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer; and

     NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act and that this
Declaration constitute the governing instrument of such statutory trust, the
Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS.

     Unless the context otherwise requires:

     (a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section
1.01;

     (b) a term defined anywhere in this Declaration has the same throughout;

     (c) all references to "the Declaration" or "this Declaration" are to this
Declaration of Trust as modified, supplemented or amended from time to time;

     (d) all references in this Declaration to Articles and Sections are to
Articles and Sections of this Declaration unless otherwise specified; and

     (e) a reference to the singular includes the plural and vice versa.

     "Administrative Trustee" means any Trustee other than the Delaware Trustee and the Institutional Trustee (as hereinafter defined).

     "Affiliate" has the same meaning as given to that term in Rule 405 of the
Securities Act or any successor rule thereunder.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or required by law to close.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the date on which this Declaration was originally executed such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act on such date of original execution, then the body performing such duties at such time.

     "Common Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

     "Covered Person" means any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or the Trust's Affiliates.

     "Debenture Issuer" means the Parent in its capacity as the issuer of the
Debentures.

     "Debentures" means the series of Debentures to be issued by the Debenture
Issuer and acquired by the Trust.

     "Delaware Trustee" has the meaning set forth in Section 3.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indemnified Person" means (a) any Trustee; (b) any Affiliate of any
Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee; or (d) any employee or agent of the Trust or its Affiliates.

     "Institutional Trustee" has the meaning set forth in Section 3.01.

     "Parent" means Quanta Capital Holdings Ltd., an exempted company incorporated in Bermuda as a holding company, or any successor entity in a merger.

     "Person" means a legal person, including any individual, corporation, estate, company, limited liability company, trust, partnership, limited liability partnership, joint venture, association, joint stock company, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Security" means a security representing an undivided beneficial interest in the assets of the Trust with such terms as may be set out in any amendment to this Declaration.

     "Securities" means the Common Securities and the Preferred Securities.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Sponsor" means the Parent in its capacity as sponsor of the Trust.

     "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12
Del. C. ss. 3801 et seq., as it may be amended from time to time.

     "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such
Person or Persons solely in their capacity as trustees hereunder.

                                    ARTICLE 2
                                  ORGANIZATION

     SECTION 2.01. NAME.

     The Trust created by this Declaration is named "QCH Capital Trust II." The
Trust's activities may be conducted under the name of the Trust or under any other name deemed advisable by the Administrative Trustees.

     SECTION 2.02. OFFICE.

     The address of the principal office of the Trust is c/o Quanta Capital
Holdings Ltd., Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda. At
any time, the Administrative Trustees may designate another principal office.

     SECTION 2.03. PURPOSE.

     The exclusive purposes and functions of the Trust are (a) to issue and sell
Securities and use the proceeds from such sale to acquire the Debentures, and
(b) except as otherwise limited herein, to engage in only those other activities necessary, or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

     SECTION 2.04. AUTHORITY.

     Subject to the limitations provided in this Declaration, the Administrative
Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust. In dealing with the Administrative Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Administrative Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Administrative Trustees as set forth in this
Declaration.

     SECTION 2.05. TITLE TO PROPERTY OF THE TRUST.

     Legal title to all assets of the Trust shall be vested in the Trust.

     SECTION 2.06. POWERS OF THE ADMINISTRATIVE TRUSTEES.

     The Administrative Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

     (a) to issue and sell the Securities in accordance with this Declaration;
provided, however, that the Trust may issue no more than one series of Preferred
Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities and the issuance of the Securities shall be limited to a one-time, simultaneous issuance of both Preferred Securities and Common Securities;

     (b) in connection with the issue and sale of the Preferred Securities, at the direction of the Sponsor, to:

          (i) execute and file with the Commission, at such time as determined by the Sponsor, a registration statement filed on Form S-3 or on another appropriate form, or a registration statement under Rule 462(b) of the
Securities Act, in each case prepared by the Sponsor, including all pre-effective and post-effective amendments thereto in relation to the registration under the Securities Act of Preferred Securities;

          (ii) to prepare and file with the Commission, at such time as determined by the Sponsor, any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the Securities Act;

          (iii) execute and file any documents prepared by or on behalf of the
Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Preferred Securities in any State or foreign jurisdiction in which the Sponsor has determined to qualify or register such Preferred Securities for sale;

          (iv) execute and file an application, prepared by the Sponsor, to the
Private Offerings, Resale and Trading through Automated Linkages ("PORTAL")
Market and at such time as determined by the Sponsor to the New York Stock
Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Preferred Securities;

          (v) to execute and deliver letters, documents, or instruments with The
Depository Trust Company relating to the Preferred Securities;

          (vi) execute and file with the Commission on behalf of the Trust, at such time as determined by the Sponsor, a registration statement on Form 8-A, including any pre-effective or post-effective amendments thereto, prepared by the Sponsor relating to the registration of the Preferred Securities under
Section 12(b) of the Exchange Act; and

          (vii) execute and enter into purchase agreements, registration rights agreements and other related agreements providing for the sale of the Preferred
Securities;

     (c) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services;

     (d) to incur expenses that are necessary or incidental to carry out any of the purposes of this Declaration, which expenses shall be paid for the Sponsor in all respects; and

     (e) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

     SECTION 2.07. FILING OF CERTIFICATE OF TRUST.

     On or after the date of execution of this Declaration, the Trustees shall cause the filing of the Certificate of Trust for the Trust in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware.

     SECTION 2.08. DURATION OF TRUST.

     The Trust, absent termination pursuant to the provisions of Section 5.02, shall have existence until 30 years from the date hereof.

     SECTION 2.09. RESPONSIBILITIES OF THE SPONSOR.

     In connection with the issue and sale of the Preferred Securities, the
Sponsor shall have the exclusive right and responsibility to engage in the following activities:

     (a) to prepare, if necessary, the Offering Circular, and to prepare for filing by the Trust with the Commission the registration statement on Form S-3, including any amendments thereto;

     (b) to determine the States and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred
Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States and foreign jurisdictions;

     (c) to prepare for filing by the Trust an application to PORTAL and to the
New York Stock Exchange or any other national stock exchange or the Nasdaq
National Market for listing or quotation of the Preferred Securities;

     (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

     (e) to negotiate the terms of purchase agreements, registration rights agreements and other related agreements providing for the sale of the Preferred
Securities.

                                    ARTICLE 3
                                    TRUSTEES

     SECTION 3.01. TRUSTEES.

     The initial number of Trustees shall be four, and thereafter the number of
Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor. The Sponsor is entitled to appoint or remove without cause any Trustee at any time; provided, however, that the number of
Trustees shall in no event be less than two; and provided further that one
Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, an entity that has its principal place of business in the State of Delaware (the "Delaware Trustee").
Except as expressly set forth in this Declaration, any power of the
Administrative Trustees may be exercised by, or with the unanimous consent of, all of the Administrative Trustees.

The initial Administrative Trustees shall be:

Kenneth King
Jonathan J.R. Dodd

The initial Delaware Trustee shall be:

The Bank of New York (Delaware)
White Clay Center
Route 273
Newark, Delaware 19711

The initial Institutional Trustee shall be:

The Bank of New York
101 Barclay Street, 8W
New York, NY 10286

Any Trustee may resign upon thirty days' prior written notice to the Sponsor.

     SECTION 3.02. DELAWARE TRUSTEE.

     Notwithstanding any other provision of this Declaration, the Delaware
Trustee in its capacity as Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee in its capacity as Delaware
Trustee have any of the duties and responsibilities, of the Administrative
Trustees described in this Declaration (except as may be required under the
Statutory Trust Act). The Delaware Trustee in its capacity as Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of s. 3807 of the Statutory Trust Act.

     SECTION 3.03. EXECUTION OF DOCUMENTS.

     (a) Unless otherwise determined by the Administrative Trustees, and except as otherwise required by the Statutory Trust Act, any Administrative Trustee is
authorized to execute on behalf of the Trust any documents which the
Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 2.06; provided, that, the registration statement referred to in Section 2.06(b)(i), including any amendment thereto, shall be signed by a majority of the Administrative Trustees; and

     (b) an Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative
Trustees have power and authority to cause the Trust to execute pursuant to
Section 2.06.

                                    ARTICLE 4
                       LIMITATION OF LIABILITY OF HOLDERS
                        OF SECURITIES, TRUSTEES OR OTHERS

     SECTION 4.01. EXCULPATION.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such
Indemnified Person in good faith on behalf of the Trust and in a manner such
Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, bad faith or willful misconduct with respect to such acts or omissions; and

     (b) an Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified
Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the
Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Securities might properly be paid.

     SECTION 4.02. FIDUCIARY DUTY.

     (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the
Trust or to any other Covered Person, an Indemnified Person acting under this
Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity

(other than the duties imposed on the Institutional Trustee under the Trust
Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

     (b) unless otherwise expressly provided herein:

          (i)  whenever a conflict of interest exists or arises between an
               Indemnified Person and a Covered Person; or

          (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and
               reasonable to the Trust or any holder of Securities, the
               Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally
               accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other
               agreement contemplated herein or of any duty or obligation of the
               Indemnified Person at law or in equity or otherwise; and

     (c) whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

          (i)  in its "discretion" or under a grant of similar authority, the
               Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person;
               or

          (ii) in its "good faith" or under another express standard, the
               Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

     SECTION 4.03. INDEMNIFICATION.

     (a) To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this
Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified
Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions; and

     (b) to the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the
Sponsor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the
Indemnified Person

to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 4.03(a).

     SECTION 4.04. OUTSIDE BUSINESSES.

     Any Covered Person (including any Administrative Trustee), the Sponsor, the
Delaware Trustee and the Institutional Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the
Trust and the holders of Securities shall have no rights by virtue of this
Declaration in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered
Person, nor the Sponsor, the Delaware Trustee or the Institutional Trustee shall be obligated to present any particular investment or other opportunity to the
Trust even if such opportunity is of a character that, if presented to the
Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the
Delaware Trustee and the Institutional Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee may engage or be interested in any financial or other transaction with the Sponsor or any
Affiliate of the Sponsor, or may act as depositary for, trustee or agent for or may act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                    ARTICLE 5
                     AMENDMENTS, TERMINATION, MISCELLANEOUS

     SECTION 5.01. AMENDMENTS.

     At any time before the issue of any Securities, this Declaration may be amended by, and only by, a written instrument executed by all of the
Administrative Trustees and the Sponsor; provided, however, that if the amendment affects the rights, powers, duties, obligations or immunities of the
Delaware Trustee or the Institutional Trustee, the amendment shall also be approved in writing by the Delaware Trustee or the Institutional Trustee.

     SECTION 5.02. TERMINATION OF TRUST.

     (a) The Trust shall dissolve:

          (i) upon the bankruptcy of the Sponsor;

          (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor or the revocation of the Sponsor's charter;

          (iii) upon the entry of a decree of judicial dissolution of the
Sponsor or the Trust; and

          (iv) before the issue of any Securities, with the consent of all of the Administrative Trustees and the Sponsor; and

     (b) as soon as is practicable after the occurrence of an event referred to in Section 5.02(a), the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware and thereupon the Trust shall terminate.

     SECTION 5.03. GOVERNING LAW.

     This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

     SECTION 5.04. HEADINGS.

     Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

     SECTION 5.05. SUCCESSORS AND ASSIGNS.

     Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

     SECTION 5.06. PARTIAL ENFORCEABILITY.

     If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this
Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     SECTION 5.07. COUNTERPARTS.

     This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                                        QUANTA CAPITAL HOLDINGS LTD.
                                        as Sponsor

                                        By: /s/ Jonathan J.R. Dodd
                                            ------------------------------------
                                        Name: Jonathan J.R. Dodd
                                        Title: Interim Chief Financial Officer

                                        THE BANK OF NEW YORK
                                        as Institutional Trustee

                                        By: /s/ Remo J. Reale
                                            ------------------------------------
                                        Name: Remo J. Reale
                                        Title: Vice President

                                        THE BANK OF NEW YORK (DELAWARE)
                                        as Delaware Trustee

                                        By: /s/ Kristine K. Gullo
                                            ------------------------------------
                                        Name: Kristine K. Gullo
                                        Title: Vice President

                                        /s/ Kenneth King
                                        ----------------------------------------
                                        Kenneth King, as Administrative Trustee

                                        /s/ Jonathan J.R. Dodd
                                        ----------------------------------------
                                        Jonathan J.R. Dodd,
                                        as Administrative Trustee

                                       10

                                    EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                              QCH CAPITAL TRUST II

     This Certificate of Trust of QCH Capital Trust II (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. ss. 3810 et seq.
(the "Act"), as follows:

          (i)  The name of the Trust is QCH Capital Trust II.

          (ii) The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows: The Bank of New York (Delaware), White Clay Center,
               Route 273, Newark, Delaware 19711.

          (iii) This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811 of the Act.

                                        ----------------------------------------
                                        Kenneth King, as Administrative Trustee

                                        ----------------------------------------
                                        Jonathan J.R. Dodd,
                                        as Administrative Trustee

                                        THE BANK OF NEW YORK, as
                                        Institutional Trustee

                                        By:
                                            ------------------------------------
                                        Name: Remo J. Reale
                                        Title: Vice President

                                        THE BANK OF NEW YORK (DELAWARE), as
                                        Delaware Trustee

                                        By:
                                            ------------------------------------
                                        Name: Kristine K. Gullo
                                        Title: Vice President

                                       11